Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-292207) pertaining to the 2025 Omnibus Incentive Plan and Transitional Stock Adjustment Plan of Liberty Live Holdings, Inc., and

(2)	Post-Effective Amendment to Registration Statement (Form S-8 No. 333-288960) pertaining to the Transitional Stock Adjustment Plan of Liberty Live Holdings, Inc.;

of our report dated February 19, 2026, with respect to the consolidated financial statements of Live Nation Entertainment, Inc. incorporated by reference in this Annual Report (Form 10-K) of Liberty Live Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Los Angeles, California

February 26, 2026